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                                            FAMILY DOLLAR STORES, INC.                        EXHIBIT 11
                                  STATEMENT RE COMPUTATIONS OF PER SHARE EARNINGS            Page 1 of 2


                                               THREE MONTHS ENDED           THREE MONTHS ENDED
                                                FEBRUARY 28, 1995            FEBRUARY 28, 1994
AS PRESENTED                                PRIMARY    FULLY DILUTED      PRIMARY   FULLY DILUTED

AVERAGE SHARES OUTSTANDING FOR
  THE THREE MONTHS ENDED                   56,691,422     56,691,422    56,478,855     56,478,855

NET INCOME                                $17,040,188    $17,040,188   $22,021,138    $22,021,138

EARNINGS PER SHARE                            $ .30          $ .30         $ .39          $ .39


PRO FORMA DILUTION IMPACT OF COMMON STOCK EQUIVALENTS

ADDITIONAL WEIGHTED AVERAGE
  SHARES FROM ASSUMED EXERCISE AT
  THE BEGINNING OF THE YEAR OF
  DILUTIVE STOCK OPTIONS                      228,460        328,010       399,260        754,960

WEIGHTED AVERAGE SHARES ASSUMED
  REPURCHASED FROM ASSUMED PROCEEDS
  OF EXERCISES USING TREASURY STOCK
  METHOD (AVERAGE MARKET PRICE FOR
  PRIMARY AND, IF GREATER, ENDING
  MARKET PRICE FOR FULLY DILUTED)            (176,886)      (269,381)     (248,330)      (603,375)

NET PRO FORMA COMMON STOCK
  EQUIVALENT INCREMENTAL SHARES                51,574         58,629       150,930       151,585

PERCENTAGE DILUTION FROM PRO FORMA
  COMMON STOCK EQUIVALENT
  INCREMENTAL SHARES                             0.09%          0.10%         0.27%          0.27%

TOTAL COMMON STOCK AND COMMON
  STOCK EQUIVALENTS                        56,742,996     56,750,051    56,629,785     56,630,440

NET INCOME                                $17,040,188    $17,040,188   $22,021,138    $22,021,138

PRO FORMA EARNINGS PER SHARE (INCLUDING
  DILUTIVE COMMON STOCK EQUIVALENTS)          $ .30          $ .30         $ .39          $ .39

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                             FAMILY DOLLAR STORES, INC. STATEMENT RE COMPUTATIONS OF PER SHARE EARNINGS            EXHIBIT 11
                                                                                                                  Page 2 of 2
                                                               SIX MONTHS ENDED                   SIX MONTHS ENDED
AS PRESENTED                                                  FEBRUARY 28, 1995                  FEBRUARY 28, 1994
                                                           PRIMARY    FULLY DILUTED            PRIMARY   FULLY DILUTED
AVERAGE SHARES OUTSTANDING FOR THE
  SIX MONTHS ENDED                                        56,645,019     56,645,019          56,424,201     56,424,201

INCOME BEFORE CUMULATIVE EFFECT OF ACCOUNTING CHANGE     $32,626,576    $32,626,576         $36,970,857    $36,970,857

NET INCOME                                               $32,626,576    $32,626,576         $38,110,010    $38,110,010

EARNINGS PER SHARE:
 INCOME BEFORE CUMULATIVE EFFECT OF ACCOUNTING CHANGE        $ .58          $ .58               $ .66          $ .66

 NET INCOME                                                  $ .58          $ .58               $ .68          $ .68

PRO FORMA DILUTION IMPACT OF COMMON STOCK EQUIVALENTS

ADDITIONAL WEIGHTED AVERAGE SHARES FROM
  ASSUMED EXERCISE AT THE BEGINNING
  OF THE YEAR OF DILUTIVE STOCK OPTIONS                      231,465        288,257             455,009        810,709

WEIGHTED AVERAGE SHARES ASSUMED REPURCHASED FROM
  ASSUMED PROCEEDS OF EXERCISES USING TREASURY STOCK
  METHOD (AVERAGE MARKET PRICE FOR PRIMARY AND, IF
  GREATER, ENDING MARKET PRICE FOR FULLY DILUTED)           (171,399)      (218,323)           (282,340)      (637,788)

NET PRO FORMA COMMON STOCK
  EQUIVALENT INCREMENTAL SHARES                               60,066         69,934             172,669        172,921

PERCENTAGE DILUTION FROM PRO FORMA COMMON
  STOCK EQUIVALENT INCREMENTAL SHARES                           0.11%          0.12%               0.31%          0.31%

TOTAL COMMON STOCK AND COMMON
  STOCK EQUIVALENTS                                       56,705,085     56,714,953          56,596,870     56,597,122

INCOME BEFORE CUMULATIVE EFFECT OF ACCOUNTING CHANGE     $32,626,576    $32,626,576         $36,970,857    $36,970,857

NET INCOME                                               $32,626,576    $32,626,576         $38,110,010    $38,110,010

PRO FORMA EARNINGS PER SHARE (INCLUDING DILUTIVE
  COMMON STOCK EQUIVALENTS):
   INCOME BEFORE CUMULATIVE EFFECT OF ACCOUNTING CHANGE      $ .58          $ .58               $ .65          $ .65

   NET INCOME                                                $ .58          $ .58               $ .67          $ .67

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